UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2002

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

41-1636021

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

0-22718

(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

ITEM 5. OTHER EVENTS.

On January 31, 2002, we entered into a Stock Purchase Agreement with Joseph B. Costello, our Chairman, in which Mr. Costello purchased 626,504 shares of our common stock at a purchase price of $0.479 per share, or an aggregate purchase price of Three Hundred Thousand Dollars ($300,000).  The purchase price of the common stock was set at 90% of the average of the closing bid prices of our common stock on the Nasdaq National Market System for the twenty business days prior to February 1, 2002.  In connection with the purchase of the common stock, we issued to Mr. Costello a warrant to purchase up to 313,252 shares of our common stock at an exercise price of $0.599 per share.  The exercise price of the warrant represents 125% of the average of the closing bid prices of our common stock on the Nasdaq National Market System for the twenty business days prior to February 1, 2002.  The Stock Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the Warrant is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On February 8, 2002, we entered into stock purchase agreements with seven individual investors in private transactions.  The terms and conditions of the stock purchase agreements with the investors substantially the same as those contained in the agreement with Mr. Costello.  We sold an aggregate of 793,383 shares to the investors for a total consideration of Three Hundred Eighty Thousand Dollars ($380,000).  In connection with the sale of the common stock, we issued warrants entitling the investors to purchase up to 396,691 shares of our common stock at an exercise price of $0.599 per share.   The Form of the Stock Purchase Agreement is attached as Exhibit 99.3 to this Current Report on Form 8-K, and the Form of the Warrant is attached as Exhibit 99.4 to this Current Report on Form 8-K.

As of February 21, 2002, we entered into a Strategic Alliance Agreement with HCL Technologies America, Inc. (“HCL America”) and HCL Technologies Limited, India (“HCL”), in which we will work with HCL and HCL America to pursue service opportunities in certain identified markets.  In connection with the Strategic Alliance Agreement, HCL America purchased 2,460,025 shares of our common stock from us in a private transaction, for an aggregate consideration of One Million Dollars ($1,000,000), and we issued HCL America a warrant to purchase up to 615,006 shares of our common stock.  This warrant may be exercised at a per share purchase price of $0.61 at any time through the close of business on February 21, 2007.  The final date of closing for these agreements occurred on March 5, 2002.  The Strategic Alliance Agreement is attached as Exhibit 99.5 to this Current Report on Form 8-K, the Stock Purchase Agreement is attached as Exhibit 99.6 to this Current Report on Form 8-K, and the Warrant is attached as Exhibit 99.7 to this Current Report on Form 8-K.

On February 26, 2002, we entered into a Stock Purchase Agreement with Mr. Costello to sell to him certain of our Series A Preferred Stock in NextNet Wireless, Inc. (“NextNet”). Mr. Costello paid us Three Hundred Thousand Dollars ($300,000).  In exchange, we will transfer to Mr. Costello that number of our Series A preferred shares that is obtained by dividing the purchase price by the per share price for NextNet stock at the earliest of the following occurrences: (a) the price per share of the NextNet Preferred Stock received by the shareholders of NextNet upon the merger, consolidation, sale of all or substantially all of the assets or any other change-in-control of NextNet; (b) the price per share of the NextNet Preferred Stock established upon the Company’s sale of any shares of NextNet Preferred Stock to any third party; or (c) if the items described in “(a)” or “(b)” do not occur by December 31, 2002, the price per share determined by an independent accountant, valuation expert or other entity experienced in the valuation of companies substantially similar to NextNet.  The NextNet Stock Purchase Agreement is attached as Exhibit 99.8 to this Current Report on Form 8-K.

All transactions described in this Current Report on Form 8-K, including transactions between the Company and any current executive officer or director, have been approved by a majority of the disinterested members of the Company’s Board of Directors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (a) Financial Statements

                None.

(b) Pro forma Financial Statements

                None.

(c) Exhibits

Exhibit No.	Document
99.1	Stock Purchase Agreement dated January 31, 2002, between Zamba Corporation and Joseph B. Costello
99.2	Warrant to Purchase Common Stock dated January 31, 2002, issued by Zamba Corporation to Joseph B. Costello
99.3	Form of Stock Purchase Agreement dated February 1, 2002
99.4	Form of Warrant to Purchase Common Stock dated February 1, 2002
99.5	Strategic Alliance Agreement between Zamba Corporation and HCL Technologies America, Inc. and HCL Technologies Limited, India dated the 21st day of February, 2002
99.6	Stock Purchase Agreement dated February 21, 2002, between Zamba Corporation and HCL Technologies America, Inc.
99.7	Warrant to Purchase Common Stock dated February 21, 2002, issued by Zamba Corporation to HCL Technologies America, Inc.
99.8	Stock Purchase Agreement dated February 26, 2002, between Zamba Corporation and Joseph B. Costello

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAMBA CORPORATION

By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: March 14, 2002

EXHIBIT INDEX

Exhibit No.	Document
99.1	Stock Purchase Agreement dated January 31, 2002, between Zamba Corporation and Joseph B. Costello
99.2	Warrant to Purchase Common Stock dated January 31, 2002, issued by Zamba Corporation to Joseph B. Costello
99.3	Form of Stock Purchase Agreement dated February 1, 2002
99.4	Form of Warrant to Purchase Common Stock dated February 1, 2002
99.5	Strategic Alliance Agreement between Zamba Corporation and HCL Technologies America, Inc. and HCL Technologies Limited, India dated the 21st day of February, 2002
99.6	Stock Purchase Agreement dated February 21, 2002, between Zamba Corporation and HCL Technologies America, Inc.
99.7	Warrant to Purchase Common Stock dated February 21, 2002, issued by Zamba Corporation to HCL Technologies America, Inc.
99.8	Stock Purchase Agreement dated February 26, 2002, between Zamba Corporation and Joseph B. Costello